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                                                                    Exhibit 21.1


                                  Subsidiaries
                                  ------------


     Name                                State of Incorporation
     ----                                ----------------------

Kohl's Department Stores, Inc.                Delaware

Kohl's Investment Corporation                 Delaware

Kohl's Illinois Corporation*                  Nevada

Kohl's Receivables Corporation*               Wisconsin

Kohl's Pennsylvania, Inc.*                    Pennsylvania



*These subsidiaries are wholly owned subsidiaries of Kohl's Department Stores, Inc.